                                   EXHIBIT
                                     99.2

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)


BASIS OF PRESENTATION
     The Pro Forma Condensed Consolidated Financial Statements of Operations assume the acquisition of (a) Metropolitan, Apple, Page One, Total, AGR and Williams, and the acquisition of the paging assets of Carrier, Signet Charlotte, All City, Americom, Gold Coast, Lewis, Paging & Cellular, Sun, SigNet Raleigh and Georgialina (collectively, the "Completed Acquisitions") and (b) the pending acquisition by the Company of PacWest (the "Pending Acquisition") as if they had occurred at the beginning of the period presented. The Completed Acquisitions and the Pending Acquisition are collectively referred to as the "Acquisitions."

     The accompanying unaudited pro forma condensed consolidated balance sheet of the Company at June 30, 1996, combines the historical consolidated balance sheet of the Company, Georgialina and PacWest as if the Georgialina and PacWest acquisitions had occurred on June 30, 1996 and assumes that the Acquisitions were funded with proceeds of the Company's senior subordinated debt, proceeds from the Company's $100 million equity offering in June 1996, issuance of shares of the Company's common stock and borrowings under the Company's credit facility. The accompanying unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1995 combines the pro forma consolidated statement of operations of the Company and statements of operations of the Acquisitions as if the Acquisitions had occurred on January 1, 1995, and assumes that they were funded with proceeds of the Company's senior subordinated debt, proceeds from the Company's $100 million equity offering in June 1996, issuance of shares of the Company's common stock and borrowings under the Company's credit facility. The accompanying unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended June 30, 1996 combines the pro forma consolidated statement of operations of the Company and AGR, Total, Williams, Georgialina and PacWest as if these acquisitions had occurred on January 1, 1996, and assumes that the acquisitions were funded with proceeds from the Company's $100 million equity offering in June 1996, issuance of shares of the Company's common stock and borrowings under the Company's credit facility.

     The pro forma condensed consolidated financial statements do not purport to represent what the Company's results of operations would have been had the Acquisitions occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that management believes are reasonable. The pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and the financial statements of certain Acquisitions and the notes thereto included or incorporated elsewhere herein.

                         PRONET INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                             As of June 30, 1996
                                 (Unaudited)


                                    ASSETS

                                              HISTORICAL
                                ----------------------------------     PRO FORMA        PRO FORMA
                                  PRONET     PACWEST   GEORGIALINA    ADJUSTMENTS      CONSOLIDATED
                                ---------   ---------  -----------    -----------      ------------
                                                        (in thousands)
Current assets ...............  $  47,431   $     349   $   1,510    $     (43)(B)       $  49,247

Equipment
  Pagers .....................     53,780       2,220         874       (1,329)(B),(D)      55,545
  Communications
    equipment ................     33,888       4,709         444       (2,034)(B)          37,007
  Security systems
    equipment ................     12,607          --          --           --              12,607
  Office and other ...........      9,948         105         449         (230)(B)          10,272
                                ---------   ---------   ---------    ---------           ---------
                                  110,223       7,034       1,767       (3,593)            115,431

  Less allowance for
    depreciation .............     42,814       2,768         717       (3,485)(B)          42,814
                                ---------   ---------   ---------    ---------           ---------
                                   67,409       4,266       1,050         (108)             72,617

Goodwill and other assets,
  net ........................    152,912          96         746       21,298 (B)(C)(D)   175,052
                                ---------   ---------   ---------    ---------           ---------
TOTAL ASSETS .................  $ 267,752   $   4,711   $   3,306    $  21,147           $ 296,916
                                ---------   ---------   ---------    ---------           ---------
                                ---------   ---------   ---------    ---------           ---------

                          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities ..........  $  14,832   $   1,682   $     523    $  (1,379)(B)       $  15,658

Deferred payments ............     16,492          --          --           --              16,492
Long-term debt, less current
  maturities .................     99,355       2,567       2,004       17,030 (A),(B)     120,956
Deferred tax liabilities .....        688         150          --         (150)(B)             688

Shareholders' equity .........    136,385         312         779        5,646 (A),(B)     143,122
                                ---------   ---------   ---------    ---------           ---------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY .......  $ 267,752   $   4,711   $   3,306    $  21,147           $ 296,916
                                ---------   ---------   ---------    ---------           ---------
                                ---------   ---------   ---------    ---------           ---------



     See accompanying Notes to Unaudited Pro Forma Condensed Consolidated
                            Financial Statements.

                        PRONET INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1995
                                 (UNAUDITED)

                                                      TWO MONTHS
                                                     ENDED FEB.28,    THREE MONTHS           FOUR MONTHS          SIX MONTHS
                                                         1995        ENDED MARCH 31,       ENDED APRIL 30,      ENDED JUNE 30,
                                                     -------------       1995                    1995                1995
                                                        SIGNET      ---------------    -----------------------  --------------
                                           PRONET      CHARLOTTE         CARRIER       ALL CITY   METROPOLITAN      AMERICOM
                                          --------   -------------  ---------------    --------   ------------  --------------
                                                                             (IN THOUSANDS)
REVENUES
  Service revenues....................... $56,108       $ 872            $ 532          $1,139       $1,870         $1,810
  Product sales..........................  10,036         109              197              47           50            430
                                          -------        ----            -----          ------       ------         ------
    Total revenues.......................  66,144         981              729           1,186        1,920          2,240
  Cost of products sold..................  (9,421)       (109)            (179)            --           (54)          (259)
                                          -------        ----            -----          ------       ------         ------
                                           56,723         872              550           1,186        1,866          1,981
COST OF SERVICES.........................  14,396         273               59             272          514            371
                                          -------        ----            -----          ------       ------         ------
    GROSS MARGIN.........................  42,327         599              491             914        1,352          1,610
EXPENSES
  Sales, general and administrative......  23,935         367              286             511          592            782
  Depreciation and amortization..........  18,662          17               54             292          215            209
                                          -------        ----            -----          ------       ------         ------
                                           42,597         384              340             803          807            991
                                          -------        ----            -----          ------       ------         ------
    OPERATING INCOME (LOSS)..............    (270)        215              151             111          545            619
OTHER INCOME (EXPENSE)
  Interest expense.......................  (8,640)        (54)             (26)           (528)         --              (4)
  Interest and other income..............   1,291           2                1             --            20             97
                                          -------        ----            -----          ------       ------         ------
                                           (7,349)        (52)             (25)           (528)          20             93
    INCOME (LOSS) BEFORE
     INCOME TAXES........................  (7,619)        163              126            (417)         565            712
  Provisions (benefit) for income taxes..      78         --                 1             --           192            --
                                          -------        ----            -----          ------       ------         ------
    NET INCOME (LOSS).................... $(7,697)       $163            $ 125          $ (417)      $  373         $  712
                                          -------        ----            -----          ------       ------         ------
                                          -------        ----            -----          ------       ------         ------
NET LOSS PER SHARE....................... $ (1.23)
                                          -------
                                          -------
WEIGHTED AVERAGE SHARES..................   6,267
                                          -------
                                          -------

                                                                NINE MONTHS
                                              EIGHT MONTHS     ENDED SEPT. 30,  ELEVEN MONTHS            YEAR ENDED
                                            ENDED AUGUST 31,         1995       ENDED NOV. 30,        DECEMBER 31, 1995
                                                  1995         ---------------       1995        --------------------------
                                          -------------------     PAGING &      --------------            SIGNET      PAGE
                                          GOLD COAST    LEWIS     CELLULAR           APPLE         SUN    RALEIGH      ONE
                                          ----------    -----  ---------------  --------------   ------   -------   -------
REVENUES
  Service revenues.......................    $427      $  932      $3,016           $ 4,358      $1,528    $2,900   $ 4,864
  Product sales..........................      --         780       1,161               846         246       146       722
                                             ----      ------      -----           -------       ------    ------   -------
    Total revenues.......................     427       1,712       4,177             5,204       1,774     3,046     5,586
  Cost of products sold..................      --        (490)       (887)           (1,153)       (286)     (123)   (1,216)
                                             ----      ------      -----           -------       ------    ------   -------
                                              427       1,222       3,290             4,051       1,488     2,923     4,370
COST OF SERVICES.........................      99          48       1,078               395         445       700       776
                                             ----      ------      -----           -------       ------    ------   -------
    GROSS MARGIN.........................     328       1,174       2,212             3,656       1,043     2,223     3,594
EXPENSES
  Sales, general and administrative......     160         650       1,122             2,861       1,102     1,479     3,142
  Depreciation and amortization..........      51          88         492                96         425       419       360
                                             ----      ------      -----           -------       ------    ------   -------
                                              211         738       1,614             2,957       1,527     1,898     3,502
                                             ----      ------      -----           -------       ------    ------   -------
    OPERATING INCOME (LOSS)..............     117         436         598               699        (484)      325        92
OTHER INCOME (EXPENSE)
  Interest expense.......................      --          (4)       (300)              --          --        (78)     (123)
  Interest and other income..............      --          20          13               --          --         48         1
                                             ----      ------      -----           -------       ------    ------   -------
                                               --          16        (287)              --          --        (30)     (122)
    INCOME (LOSS) BEFORE
     INCOME TAXES........................     117         452         311              699         (484)      295       (30)
  Provisions (benefit) for income taxes..      --         --          --               --           --        --        --
                                             ----      ------      -----           -------       ------    ------   -------
    NET INCOME (LOSS)....................    $117      $  452      $ 311           $   699       $ (484)   $  295   $   (30)
                                             ----      ------      -----           -------       ------    ------   -------
                                             ----      ------      -----           -------       ------    ------   -------

NET LOSS PER SHARE.......................

WEIGHTED AVERAGE SHARES..................

                                                      YEAR ENDED DECEMBER 31, 1995
                                           --------------------------------------------------    PRO FORMA     PRO FORMA
                                            AGR      TOTAL   WILLIAMS   PACWEST   GEORGIALINA   ADJUSTMENTS   CONSOLIDATED
                                           ------   ------   --------   -------   -----------   -----------   ------------
REVENUES
  Service revenues.......................  $2,377   $  784    $1,039     $5,724     $ 3,865     $    (96)(E)    $ 94,049
  Product sales..........................      72      322       165      1,015         789         --            17,133
                                           ------   ------    ------     ------     -------     --------        --------
    Total revenues.......................   2,449    1,106     1,204      6,739       4,654          (96)        111,182
  Cost of products sold..................    (772)    (442)     (101)      (874)     (1,218)        --           (17,584)
                                           ------   ------    ------     ------     -------     --------        --------
                                            1,677      664     1,103      5,865       3,436          (96)         93,598
COST OF SERVICES.........................     247      313       153      1,233         898         --            22,270
                                           ------   ------    ------     ------     -------     --------        --------
    GROSS MARGIN.........................   1,430      351       950      4,632       2,538          (96)         71,328
EXPENSES
  Sales, general and administrative......   1,510      528       900      3,970       1,998       (2,940)(F)      42,955
  Depreciation and amortization..........     187       17        98        856         383        7,439 (G)      30,360
                                           ------   ------    ------     ------     -------     --------        --------
                                            1,697      545       998      4,826       2,381        4,499          73,315
                                           ------   ------    ------     ------     -------     --------        --------
    OPERATING INCOME (LOSS)..............    (267)    (194)      (48)      (194)        157       (4,595)         (1,987)
OTHER INCOME (EXPENSE)
  Interest expense.......................     (68)     (13)      (54)      (381)       (221)      (6,789)(H)     (17,283)
  Interest and other income..............       8       90        39        --           (1)        --             1,629
                                           ------   ------    ------     ------     -------     --------        --------
                                              (60)      77       (15)      (381)       (222)      (6,789)        (15,654)
    INCOME (LOSS) BEFORE
     INCOME TAXES........................    (327)    (117)      (63)      (575)        (65)     (11,384)        (17,641)
  Provisions (benefit) for income taxes..     --       --        --        (209)        --          --   (I)          62
                                           ------   ------    ------     ------     -------     --------        --------
    NET INCOME (LOSS)....................  $ (327)  $ (117)   $  (63)    $ (366)    $   (65)    $(11,384)       $(17,703)
                                           ------   ------    ------     ------     -------     --------        --------
                                           ------   ------    ------     ------     -------     --------        --------
NET LOSS PER SHARE.......................                                                                       $  (1.54)
                                                                                                                --------
                                                                                                                --------
WEIGHTED AVERAGE SHARES..................                                                                         11,504
                                                                                                                --------
                                                                                                                --------



     See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Statements.

                        PRONET INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED JUNE 30, 1996
                                (UNAUDITED)

                                             ONE MONTH ENDED
                                             JANUARY 31, 1996
                                          -----------------------                           PRO FORMA      PRO FORMA
                                PRONET     AGR   TOTAL   WILLIAMS   PACWEST   GEORGIALINA   ADJUSTMENTS   CONSOLIDATED
                               --------   ----   -----   --------   -------   -----------   -----------   ------------
                                                                    (IN THOUSANDS)
REVENUES
  Service revenues. . . . . .  $ 41,942   $198    $ 69     $ 87      $3,134      $2,082       $    --       $ 47,512
  Product sales . . . . . . .     7,035      6      36       14         506         320            --          7,917
                               --------   ----    ----     ----      ------      ------       -------       --------
    Total revenues. . . . . .    48,977    204     105      101       3,640       2,402            --         55,429
Cost of products sold . . . .    (6,136)   (64)    (92)      (8)       (476)       (440)          108         (7,108)
                               --------   ----    ----     ----      ------      ------       -------       --------
                                 42,841    140      13       93       3,164       1,962           108         48,321
COST OF SERVICES. . . . . . .    11,814     21      23       13         542         461            --         12,874
                               --------   ----    ----     ----      ------      ------       -------       --------
    GROSS MARGIN. . . . . . .    31,027    119     (10)      80       2,622       1,501           108         35,447
EXPENSES
  Sales, general and
   administrative . . . . . .    19,259    126      46       75       2,352       1,080          (408)(F)     22,530
  Depreciation and
   amortization . . . . . . .    17,132     16       2        8         508         205         1,059 (G)     18,930
  Nonrecurring charges. . . .     7,374     --      --       --          --          --            --          7,374
                               --------   ----    ----     ----      ------      ------       -------       --------
                                 43,765    142      48       83       2,860       1,285           651         48,834
                               --------   ----    ----     ----      ------      ------       -------       --------
    OPERATING INCOME (LOSS) .   (12,738)   (23)    (58)      (3)       (238)        216          (543)       (13,387)
OTHER INCOME (EXPENSE)
  Interest expense. . . . . .    (7,646)    (6)     (1)      (5)       (200)       (105)         (514)(H)     (8,477)
  Interest and other income .       214      1       4        3          --          18            --            240
                               --------   ----    ----     ----      ------      ------       -------       --------
                                 (7,432)    (5)      3       (2)       (200)        (87)         (514)        (8,237)

    INCOME (LOSS) BEFORE
     INCOME TAXES . . . . . .   (20,170)   (28)    (55)      (5)       (438)        129        (1,057)       (21,624)
  Provision (benefit) for
   income taxes . . . . . . .       100     --      --       --        (176)         --           176 (I)        100
                               --------   ----    ----     ----      ------      ------       -------       --------
    NET INCOME (LOSS) . . . .  $(20,270)  $(28)   $(55)    $(5)      $ (262)     $  129       $(1,233)      $(21,724)
                               --------   ----    ----     ----      ------      ------       -------       --------
                               --------   ----    ----     ----      ------      ------       -------       --------
NET LOSS PER SHARE. . . . . .  $  (2.65)                                                                    $  (1.83)
                               --------                                                                     --------
                               --------                                                                     --------
WEIGHTED AVERAGE SHARES . . .     7,657                                                                       11,888
                               --------                                                                     --------
                               --------                                                                     --------












                SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       PRONET INC. AND SUBSIDIARIES

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)

     On March 1, 1995, the Company purchased substantially all of the paging assets of Signet Charlotte for approximately $9.0 million, comprised of approximately $4.8 million paid in cash at closing and a $4.2 million deferred payment. On April 1, 1995, the Company completed the purchase of substantially all of the paging assets of Carrier for approximately $6.5 million, comprised of approximately $3.5 million paid in cash at closing and a deferred payment of approximately $3.0 million. Effective May 1, 1995, the Company completed the acquisition of all the outstanding capital stock of Metropolitan for approximately $21.0 million paid in cash at closing. Also effective May 1, 1995, the Company completed the purchase of substantially all of the paging assets of All City for approximately $6.3 million, comprised of approximately $6.1 million paid in cash at closing and a $200,000 deferred payment. Effective July 1, 1995, the Company completed the purchase of substantially all of the paging assets of Americom for approximately $17.5 million, comprised of approximately $8.8 million paid in cash at closing and a deferred payment of $8.7 million. On September 1, 1995, the Company completed the purchase of substantially all of the paging assets of Lewis for approximately $5.6 million, comprised of approximately $3.5 million paid in cash at closing and a $2.1 million deferred payment. On September 1, 1995, the Company completed the purchase of substantially all of the paging assets of Gold Coast for approximately $2.3 million paid in cash at closing. Effective October 1, 1995, the Company completed the acquisition of substantially all of the paging assets of Paging & Cellular for approximately $9.5 million paid in cash at closing. On December 1, 1995, the Company completed the acquisition of all of the outstanding capital stock of Apple for approximately $13.0 million, comprised of approximately $8.5 million paid in cash and approximately $4.5 million in stock at closing. Effective December 31, 1995, the Company completed the acquisition of substantially all of the paging assets of Sun for approximately $2.3 million paid in cash at closing. Effective January 1, 1996, the Company completed two acquisitions. The Company acquired substantially all of the paging assets of SigNet Raleigh for approximately $8.7 million, comprised of approximately $4.7 million paid in cash at closing and delivery of $3.2 million in common stock of the Company at closing and a $800,000 deferred payment. Also, the Company completed the purchase of substantially all of the outstanding capital stock of Page One for approximately $19.7 million, comprised of approximately $14.8 million paid in cash at closing and a $4.9 million deferred payment. Effective February 1, 1996, the Company completed three additional acquisitions. The Company acquired all of the outstanding capital stock of AGR for approximately $6.5 million paid in cash at closing, Total for approximately $2.2 million, comprised of approximately $400,000 paid in cash and $1.8 million in common stock of the Company at closing, and Williams for $2.7 million paid in cash at closing. In addition, upon the final grant of certain licenses, the Company would pay an additional $1.5 million for AGR and $400,000 for Total. These acquisitions were accounted for as purchases and were financed with the proceeds of the Company's senior subordinated debt and/or borrowings under the Company's credit facility. On July 1, 1996, the Company acquired a nationwide license (931.9125 MHz Radio Common Carrier frequency) and associated system equipment (the "Nationwide License") from Motorola, Inc. for approximately $43 million. This purchase was funded with proceeds from the Company's June 1996 equity offering and borrowings under the Company's credit facility. Effective October 1, 1996, the Company acquired all of the outstanding capital stock of Georgialina for approximately $11.4 million paid in cash at closing. This purchase was funded with borrowings under the Company's credit facility. The results of operations for the Completed Acquisitions, except for Georgialina, are included in the actual results of operations of the Company from the respective dates of acquisition, and the historical balance sheet of the Company at June 30, 1996 includes these acquisitions.

     In April 1996, the Company signed a definitive agreement to purchase all of the outstanding capital stock of PacWest. This transaction will be accounted for as a purchase for an approximate cost of $16.9 million. This transaction is expected to close in the fourth quarter of 1996 and is subject to various conditions and approvals. The Company anticipates this acquisition will be funded with borrowings under the Company's credit facilities.

     All deferred payments listed above are due one year from the closing of the respective transactions and are payable, at the Company's discretion, either in cash or shares of the Company's common stock based on market value at the date of payment.

                        PRONET INC. AND SUBSIDIARIES

      NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)

     The unaudited pro forma condensed financial statements reflect the transactions as though the Acquisitions had been acquired at the beginning of the period presented. The Company and the Acquisitions, except for Gold Coast and PacWest, operated on a December 31 fiscal year basis. Gold Coast operated on a June 30 fiscal year basis. PacWest operates on a November 30 fiscal year basis. The respective results of operations for Signet Charlotte, Carrier, Metropolitan, All City, Americom, Gold Coast, Lewis, Paging & Cellular and Apple from January 1, 1995, to the dates of the respective acquisitions were combined with the actual results of operations of the Company, Sun, SigNet Raleigh, Page One, AGR, Total, Williams and Georgialina for the year ended December 31, 1995 and the results of operations of PacWest for the twelve months ended November 30, 1995, to determine the pro forma results of operations for the year ended December 31, 1995. The respective results of operations of AGR, Total and Williams from the date of acquisition were combined with the actual results of operations of the Company and Georgialina for the six months ended June 30, 1996 and the results of operations of PacWest for the six months ended May 31, 1996, to determine the pro forma results of operations for the six months ended June 30, 1996.

                       PRONET INC. AND SUBSIDIARIES

     NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)

     The accompanying pro forma condensed consolidated balance sheet as of June 30, 1996, has been prepared as if the Georgialina and PacWest acquisitions had occurred on that date and reflects the following adjustments:

       (A) Pro forma adjustments are made to record the borrowings under the Company's credit facility and the issuance of the Company's common stock. The following is a detail of these adjustments (in thousands):

                                                         DEBIT       CREDIT
                                                        --------     -------
       Investments in Georgialina and PacWest. . . . .  $ 28,338
          Shareholders' equity (deficit) . . . . . . .               $ 6,737
          Long-term debt, less current maturities. . .                21,601

     To record the purchases of Georgialina and PacWest.

        (B) Pro forma adjustments are made to reflect the fair value of those assets acquired and liabilities assumed as a result of the Georgialina and PacWest acquisitions. The Company will not acquire cash or assume certain trade payables, certain accrued expenses or existing long-term debt. The following is a detail of these adjustments (in thousands):

       Long-term debt. . . . . . . . . . . . . . . . .   $ 4,571
       Allowance for depreciation  . . . . . . . . . .     3,485
       Current liabilities . . . . . . . . . . . . . .     1,379
       Deferred tax liabilities  . . . . . . . . . . .       150
       Shareholders' equity (deficit)  . . . . . . . .     1,091
          Current assets . . . . . . . . . . . . . . .               $    43
          Equipment  . . . . . . . . . . . . . . . . .                 3,485
          Goodwill and other assets  . . . . . . . . .                   835
          Investments in Georgialina and PacWest . . .                 6,313


       To reflect the allocation of the purchase price of the Georgialina and PacWest acquisitions and to reflect reductions in certain assets not acquired and liabilities not assumed by the Company.

       (C) Pro forma adjustments are made to goodwill equal to the excess of the applicable purchase price over the fair values assigned to assets acquired and liabilities assumed. A pro forma adjustment is made to other assets to record the noncompetition agreements based on amounts stated in the respective definitive agreements. The following is a detail of these adjustments (in thousands):

       Goodwill and other assets . . . . . . . . . . .   $22,025
          Investments in Georgialina and PacWest . . .               $22,025

       To record goodwill related to the Georgialina and PacWest acquisitions.

       (D) Pro forma adjustments are made to adjust depreciated pagers according to the method used by the Company. The following is a detail of these adjustments (in thousands):

       Goodwill and other assets . . . . . . . . . . .      $108
          Pagers   . . . . . . . . . . . . . . . . . .                  $108

       To depreciate pagers related to the Georgialina and PacWest acquisitions.

                        PRONET INC. AND SUBSIDIARIES

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)


     The following is a summary of the fair value assigned to the assets acquired and liabilities assumed from the Georgialina and PacWest acquisitions (in thousands):

                           HISTORICAL COST
                        ---------------------                            FAIR
                        PACWEST   GEORGIALINA   SUBTOTAL   ADJUSTMENTS   VALUE
                        -------   -----------   --------   -----------  -------
  Current assets. . . . $  349      $1,510       $1,859      $   (43)   $ 1,816
  Equipment
   Pagers . . . . . . .  2,220         874        3,094       (1,221)     1,873
   Communications
    equipment . . . . .  4,709         444        5,153       (2,034)     3,119
   Office and other . .    105         449          554         (230)       324
                        ------      ------       ------      -------    -------
                         7,034       1,767        8,801       (3,485)     5,316
  Less allowance for
   depreciation . . . .  2,768         717        3,485       (3,485)        --
                        ------      ------       ------      -------    -------
                         4,266       1,050        5,316           --      5,316
  Goodwill, net . . . .     --          --           --       22,025     22,025
  Other assets, net . .     96         746          842         (835)         7
                        ------      ------       ------      -------    -------
  Total assets. . . . .  4,711       3,306        8,017       21,147     29,164
  Current liabilities .  1,682         523        2,205       (1,379)       826
  Long-term debt. . . .  2,717       2,004        4,721       (4,721)        --
                        ------      ------       ------      -------    -------
  Net assets. . . . . . $  312      $  779       $1,091      $27,247    $28,338
                        ------      ------       ------      -------    -------
                        ------      ------       ------      -------    -------


     The accompanying ProNet pro forma condensed consolidated statement of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996, have been prepared by combining the historical results of ProNet and the Acquisitions for such respective periods and reflect the following adjustments:

        (E) A pro forma adjustment is made to reflect the effect on service revenues related to the segment of the operations of All City not acquired by the Company.

        (F) The pro forma adjustment to sales, general and administrative expenses represents expenses that would not have been incurred had the Acquisitions occurred at the beginning of the periods presented. For Signet Charlotte, Carrier, All City, Metropolitan, Lewis, Paging & Cellular, Apple, Sun, SigNet Raleigh, Page One, AGR, Total, Williams, PacWest and Georgialina cost savings relate to decreased salaries (primarily due to reductions in senior management), office rent, professional fees, telephone costs and bad debts.

        (G) Pro forma adjustments are made to the statements of operations to reflect additional depreciation and amortization expenses based on the fair value of the assets acquired as if the Acquisitions had occurred at the beginning of the periods presented. Pro forma depreciation is computed using the straight-line method over the remaining estimated useful lives of the assets. Goodwill is amortized using the straight-line method over a 15-year term.

                        PRONET INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)

         (H) Interest expense is comprised of interest on the revolving line of credit, senior subordinated debt and the deferred payments, plus the commitment fee on the revolving line of credit. Pro forma adjustments reflect (i) the reversals of interest expense of $317,000 for the six months ended June 30, 1996 and $1.9 million for the year ended December 31, 1995 on debt of the Acquisitions not assumed by the Company and (ii) increase in interest expense due to borrowings on the Company's credit facility at an assumed annual rate of 90 day LIBOR plus an applicable margin. Interest expense on the deferred payments is provided as required by the definitive agreements.

        (I) At December 31, 1995, the Company had net operating loss carryforwards of $11.0 million for income tax purposes that expire in years 2005 through 2011. No tax benefits were recorded because the realization of net operating losses is not assured beyond a reasonable doubt. Therefore, a pro forma adjustment was made to eliminate any tax benefits associated with the Acquisitions.

     The pro forma condensed consolidated financial information presented is not necessarily indicative of either the results of operations that would have occurred had the Acquisitions taken place at the beginning of the periods presented or of future results of operations of the combined operations.